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                                                                 EXHIBIT (c)(21)

                           CONFIDENTIALITY AGREEMENT

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                                                                 EXHIBIT (c)(21)

                                                              September 29, 1999

Delta Air Lines, Inc.
1030 Delta Boulevard
Hartsfield Atlanta International Airport
Atlanta, GA 30320

Attention:   John Varley

Dear Sir:

                  In order to allow you to evaluate a possible transaction, which for the avoidance of doubt does not include our ongoing Delta Connection relationship or any discussions relating to the renewal or renegotiation thereof (the "Proposed Transaction"), with Comair Holdings, Inc. (the "Company"), we have and will deliver to you, upon your execution and delivery to us of this letter agreement, such information about the properties and operations of the Company that you may reasonably request for the purpose of such evaluation (subject to any legally binding obligations of the Company to keep such information confidential). All written information about the Company furnished by us or our Representatives (as defined below) solely in connection with the Proposed Transaction and regardless of the manner in which it is furnished, is referred to in this letter agreement as "Proprietary Information".

                  Proprietary Information also includes all notes, analyses, compilations, studies, interpretations or other documents prepared by you or your Representatives which contain, reflect or are based upon, in whole or in part, the information furnished to you or your Representatives pursuant hereto. Proprietary Information does not include, however, information which (a) is or becomes generally available to the public other than as a result of a disclosure by you or your Representatives in violation of this Agreement, (b) was available to you on a nonconfidential basis prior to its disclosure by us or our Representatives or (c) becomes available to you on a nonconfidential basis from a person other than us or our Representatives who is not otherwise known to you to be bound by a confidentiality agreement with us or any Representative of ours, or is otherwise not known to you to be under an obligation to us or any Representative of ours not to transmit the information to you. As used in this letter agreement, the term "Representative" means, as to any person, its directors, officers, employees, agents, advisors (including, without limitation, financial advisors), counsel, accountants and financing sources (including their advisors and agents). As used in this letter agreement, the term "person" shall be broadly interpreted to include, without limitation, any corporation, company, trust, partnership, other entity or individual.



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                  Subject to the immediately succeeding paragraph, unless
otherwise agreed to in writing by us, you agree (a) except as required by law, to keep all Proprietary Information confidential and not to disclose or reveal any Proprietary Information to any person other than your Representatives who are actively and directly participating in your evaluation of the Proposed Transaction or who otherwise need to know the Proprietary Information for the purpose of evaluating the Proposed Transaction and to cause those persons to observe the terms of this letter agreement, (b) not to use Proprietary Information for any purpose other than in connection with your evaluation of the Proposed Transaction or in connection with the consummation of the Proposed Transaction in a manner that we have agreed and (c) not to disclose to any person (other than those of your Representatives who are actively and directly participating in your evaluation of the Proposed Transaction or who otherwise need to know for the purpose of evaluating the Proposed Transaction and, in the case of your Representatives, whom you will cause to observe the terms of this letter agreement) any information about the Proposed Transaction, or the terms or conditions or any other facts relating thereto, including, without limitation, the fact that discussions are taking place with respect thereto or the status thereof, or the fact that Proprietary Information has been made available to you or your Representatives. You will be responsible for any breach of the terms of this letter agreement by you or your Representatives.

                  In the event that you or any of your Representatives are requested pursuant to, or required by, applicable law or regulation (including, without limitation, any rule, regulation or policy statement of any organized securities exchange, market or automated quotation system on which any of your securities are listed or quoted) or by legal process to make any disclosure prohibited by the terms of the preceding paragraph, you agree that you will provide us with prompt notice of such request or requirement in order to enable us to seek an appropriate protective order or other remedy, to consult with you with respect to our taking steps to resist or narrow the scope of such request or legal process, or to waive compliance, in whole or in part, with the terms of this letter agreement. In the event that such protective order or other remedy is not obtained, or we waive compliance, in whole or in part, with the terms of this letter agreement, you or your Representative will use reasonable efforts to disclose only that portion of the Proprietary Information which is legally required, in the reasonable opinion of your counsel, to be disclosed and to ensure that all Proprietary Information that is so disclosed will be accorded confidential treatment. No waiver by the Company of the terms of this letter agreement will be effective unless it is contained in a written instrument executed by an authorized officer of the Company.

                  In consideration of our furnishing the Proprietary Information as provided for in the first paragraph to you, you also agree that for a period (the "Restricted Period") from the date of this letter agreement until the first anniversary of the date of this letter agreement, neither you



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nor any corporation or any entity controlled by you (collectively, the
"Purchaser Group") will, without the prior written consent of the Company or its Board of Directors:

         (a) acquire, offer to acquire, or agree to acquire, directly or indirectly, by purchase or otherwise, any voting securities or direct or indirect rights to acquire any voting securities of the Company or any current or former subsidiary thereof, or any subsidiary or any substantial portion of the assets of the Company (except by way of dividends, stock splits or other distributions made available to holders of the Company's voting securities generally) if, in the case of an acquisition of common stock, the effect of such acquisition would be to increase the aggregate ownership of the shares of the Company's common stock then owned by all members of the Purchaser Group to greater than 25% of all shares of common stock then outstanding; provided, however, that it shall not be a violation of the foregoing limitation if the number of shares of common stock shall have decreased (by reason of repurchases of shares or other action taken by the Company) and the Purchaser Group shall thereby become the beneficial owner of more than 25% of the then outstanding shares of common stock;

         (b) make, or in any way participate, directly or indirectly, in any "solicitation" of "proxies" to vote (as such terms are used in the rules of the Securities and Exchange Commission), or seek to advise or influence any person or entity with respect to the voting of any voting securities of the Company or any current or former subsidiary;

         (c) make any public announcement with respect to, or submit a proposal for, or offer of (with or without conditions) any extraordinary transaction involving the Company or any current or former subsidiary or any of its securities (other than securities owned by you or another member of the Purchaser Group) or any substantial portion of its assets;

         (d)   form,  join or in any way  participate in a "group" as defined in
               Section 13(d)(3) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), in connection with any of the foregoing; or

         (e) request the Company or any current or former subsidiary or any of our Representatives, directly or indirectly, to amend or waive any provision of this paragraph.

The foregoing limitations set forth in clauses (a) to (e) above shall terminate and be of no further force and effect if any of the following events shall occur: (A) a tender or exchange offer is made or publicly proposed to be made by any person, entity or group (other than you, any other



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member of the Purchaser Group or any other person, entity or group with whom you or any other member of the Purchaser Group has any agreement or understanding or has communicated, either directly or indirectly, for the purpose of encouraging such offer) for the voting securities of the Company which, if successful, would result in such person, entity or group beneficially owning more than 20% of the voting securities of the Company then outstanding, (B) any person, entity or group (other than you or any other member of the Purchaser Group) shall have acquired or publicly proposed to acquire beneficial ownership of more than 20% of the voting securities of the Company or any of its current or former subsidiaries then outstanding or (C) any person, entity or group (other than you or any other member of the Purchaser Group) shall have entered into a definitive agreement or agreement in principle with the Company or any of its current or former subsidiaries with respect to the acquisition of any substantial portion of the assets of the Company or any of its current or former subsidiaries or of the outstanding shares of the Company's common stock by means of a merger, consolidation or other business combination involving the Company.

                  You acknowledge that all Proprietary Information disclosed to you is, and shall remain, the property of the Company. If you determine that you do not wish to proceed with the Proposed Transaction, you will promptly advise us of that decision. In that case, or in the event that we, in our sole discretion, so request whether because we determine not to proceed for any reason or otherwise or the Proposed Transaction is not consummated by you, you will, upon our written request, promptly deliver to us all Proprietary Information furnished by us or our Representatives, and, at your election, return or destroy (provided that any such destruction shall be certified by a duly authorized Representative of yours) all copies, reproductions, summaries, analyses or extracts thereof or based thereon in your possession or in the possession of any Representative of yours.

                  Subject to the terms and conditions of a final agreement regarding the Proposed Transaction and without prejudice thereto, you acknowledge that none of the Company or our other Representatives and none of the respective officers, directors, employees, agents or controlling persons of any such Representatives makes any express or implied representation or warranty as to the completeness of the Proprietary Information. You also agree that you are not entitled to rely on the completeness of any Proprietary Information and that you shall be entitled to rely solely on such representations and warranties regarding the completeness of the Proprietary Information, if any, as may be made to you in any final agreement relating to the Proposed Transaction, subject to the terms and conditions of such agreement.

                  You agree that, without our prior written consent, you will not for a period of eighteen months from the date hereof directly or indirectly solicit for employment any executive officer of the Company or any of its subsidiaries or any vice president of the Company or any of its subsidiaries who is in charge of a principal business unit, division or function; provided that a general solicitation not specifically directed at such employees shall not be considered a violation



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of such prohibition.

                  Each party hereto agrees that until a final agreement regarding the Proposed Transaction has been executed by the parties hereto, each party hereto is not under any legal obligation and shall have no liability to the other party of any nature whatsoever with respect to the Proposed Transaction by virtue of this letter agreement or otherwise (other than with respect to the confidentiality and other matters set forth herein).

                  Without prejudice to the rights and remedies otherwise available to us, you agree that the Company shall be entitled to equitable relief by way of injunction or otherwise if you or any of your Representatives breach or threaten to breach any of the provisions of this letter agreement.

                  It is further understood and agreed that no failure or delay by us in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any right, power or privilege hereunder.

                  This letter agreement shall be governed by and construed in accordance with the laws of the State of New York.

                  Unless otherwise expressly stated herein with respect to any particular obligation, your obligations under this letter agreement will expire two years from the date hereof.

                  Any assignment of this letter agreement by you without our prior written consent shall be void and of no legal force or effect.

                  This letter agreement contains the entire agreement between you and us concerning confidentiality of the Proprietary Information and the contents of this letter agreement, and no modification of this letter agreement or waiver of the terms and conditions hereof shall be binding upon you or us, unless approved in writing by each of you and us.



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                  Please confirm your agreement with the foregoing by signing and returning to the undersigned the duplicate copy of this letter enclosed herewith.

                                       COMAIR HOLDINGS, INC.

                                       By:  /s/ Randy D. Rademacher
                                           -------------------------------------
                                           Name:  Randy D. Rademacher
                                           Title: Senior VP Finance and CFO

Accepted and Agreed as of
the date first written above:

DELTA AIR LINES, INC.

By: /s/ Edward H. West
    Name:  Edward H. West
    Title: Executive VP and CFO